SMART SERVER, INC.

$20,000 USD                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                       November 7, 2013
FOR VALUE RECEIVED, SMART SERVER, INC, a Nevada corporation (the “Company”), promises to pay to the order of the E. Venture Resources, Inc. (“EVR”), or holder (either, the “Holder”), on the Maturity Date (as defined below), unless sooner paid or converted as provided below, the principal sum of Twenty Thousand USD ($20,000.00 USD), plus accrued unpaid interest thereon.  The principal balance of this Note shall bear interest at the Interest Rate from the date hereof until paid in full.  All payments under this Note shall be made to the order of the Holder at the address Holder may designate in writing to the Company, and shall be applied first to accrued unpaid interest, if any, and then to principal.

1.	Interest Rate. The outstanding principal balance of this Note shall bear an interest rate of six percent (6%).

2.
Maturity Date.  The date that this Note shall mature, and the principal amount outstanding hereunder, plus accrued unpaid interest thereon and any charges pertaining thereto, shall become due and payable at any time twenty four (24) months from the original issue date (the “Maturity Date”).

3.	Prepayments. The Company may voluntarily prepay this Note either in whole or in part without penalty or premium.

4.
Waivers.  The Company hereby waives diligence, presentment for payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever.  The Company shall remain bound under this Note until all principal and interest and any other amounts that are payable hereunder have been paid or converted in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder.  The Company and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note, to the fullest extent permitted by law.

5.	Events of Default. Any of the following events shall constitute an event of default by the Company under this Note (an “Event of Default”):

(a)	the failure of the Company to pay to Holder, on the Maturity Date, any and all amounts due and owing under this Note; or

Upon the occurrence of any Event of Default, as defined hereinabove, at Holder’s option, Holder may declare immediately due and payable, and on any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note, and Holder shall be entitled to exercise all rights and remedies available to Holder hereunder and under applicable law, all of which rights and remedies shall be cumulative.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the interest rate at which interest shall accrue on the principal sum and any other amounts that are due under this Note shall be at a fixed rate equal to six percent (6%) per month, from the date of such Event of Default until all such amounts have been paid in full.

6.
No Waiver by Holder.  Any delay or omission on the part of Holder to exercise any of Holder’s rights or remedies hereunder or under applicable law, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a waiver of that right or remedy or of any other right or remedy of Holder in respect thereof.  The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Holder’s rights or remedies under this Note or under applicable law at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Holder, except as and to the extent provided to the contrary by applicable law.

7.	Governing Law. This Note shall be governed by and construed according to and enforced under the internal laws of the State of California without giving effect to its choice of laws rules.

8.	Binding Nature. The provisions of this Note shall be binding on the Company and shall inure to the benefit of the Holder.

9.
Usury Savings Provisions.  In the event Holder receives any sums under this Note which constitute interest in an amount in excess of that permitted by any applicable law, then, all such sums constituting interest in excess of that permitted to be paid under applicable law shall, at Holder’s option, either be credited to the payment of principal owing hereunder or returned to the Company.

10.
Severability.  If, but only to the extent that, any provision of this Note shall be invalid or unenforceable, then, such offending provision shall be deleted from this Note, but only to the extent necessary to preserve the validity and effectiveness of this Note to the fullest extent permitted by applicable law.

AGREED TO AND ACCEPTED:

SMART SERVER, INC.

/S/ Matthew Lane
By: Matthew Lane, President